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                                                                    EXHIBIT 99.1

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NEWS                                                     FOR FURTHER INFORMATION

FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE

                  FOREST OIL ANNOUNCES RESIGNATION OF PRESIDENT
                           AND CHIEF OPERATING OFFICER

DENVER, COLORADO - JULY 12, 2001 - Forest Oil Corporation (NYSE:FST) announced today that Richard G. "Gus" Zepernick, Jr., its President and Chief Operating Officer, will resign at the end of the month to pursue personal interests. Mr. Zepernick was formerly the President and Chief Executive Officer of Forcenergy Inc and joined Forest Oil Corporation as its President at the time of the merger of Forcenergy and Forest in December of last year.

"We appreciate Gus' efforts to make our merger a success and wish him the very best in his future endeavors," stated Robert S. Boswell, Chairman and Chief Executive Officer of Forest Oil Corporation. The Company has commenced a search for an executive to fill the chief operating officer position.

                                    * * * * *

Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas and Alaska, and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information please visit our website at www.ForestOil.com.

July 12, 2001

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